Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

TCR2 Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Other		1,400,000	(2)	$2.70	(3)	$3,780,000.00	$0.0000927	$350.41

Equity	Common Stock, $0.0001 par value per share	Other	(3)	1,539,859	(4)	$2.70	(5)	$4,157,619.30	$0.0000927	$385.42

Total Offering Amounts								$7,937,619.30		—

Total Fees Previously Paid										—

Total Fee Offsets										—

Net Fee Due										$735.83

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”), the registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) and the registrant’s 2022 Inducement Plan (the “2022 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents the number of shares of common stock available for issuance under the 2022 Inducement Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sale prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on March 17, 2022.

(4)

Represents an automatic increase of 1,539,859 shares of common stock to the number of shares available for issuance under the 2018 Plan, effective January 1, 2022. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on February 14, 2019 (File No. 333-229691), March 30, 2020 (File No. 333-237481) and March 16, 2021 (File No. 333- 21746570).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $2.70, which is the average of the high and low sales prices of the common stock of the registrant as quoted on the Nasdaq Global Select Market on March 17, 2022.